- --------------------------------------------------------------------------------
[RAE LOGO]


                 REPORT OF INDEPENDENT AUDITORS WITH RESPECT TO
                             SUPPLEMENTARY SCHEDULES


Board of Directors and Stockholders
GHS, Inc.
Rockville, Maryland

         The audits referred to in our report dated March 14, 1996 includes
Schedule II. In our opinion, this schedule presents fairly the information set forth therein in relation to the financial statements taken as a whole and in compliance with the applicable accounting regulation of the Securities and Exchange Commission.


/s/ Richard A. Eisner & Company, LLP
New York, New York
March 14, 1996

                                                                     SCHEDULE II

                           GHS, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
- ----------------------------------------------------------------------------------------------------------------
                  Column A               Column B              Column C                  Column D      Column E
- ----------------------------------------------------------------------------------------------------------------
                                                               Additions
                                                    -------------------------------
                                                        (1)                (2)
                                         Balance    -------------------------------
                                            at                          Charged to                      Balance
                                        beginning    Charged to            other                          at
                                            of       costs and          accounts -     Deductions -     end of
                Description               period      expenses          describe (A)   describe (B)     period
- ----------------------------------------------------------------------------------------------------------------
Allowance for doubtful accounts:

   1995 . . . . . . . . . . . . . . .    $14,000                                                       $14,000
                                         =======                                                       =======
   1994 . . . . . . . . . . . . . . .    $14,000                                                       $14,000
                                         =======                                                       =======
   1993 . . . . . . . . . . . . . . .    $14,000                                                       $14,000
                                         =======                                                       =======

Reserve for inventory obsolescence:

   1995 . . . . . . . . . . . . . . .    $15,000                                                       $15,000
                                         =======                                                       =======
   1994 . . . . . . . . . . . . . . .    $15,000                                                       $15,000
                                         =======                                                       =======
   1993 . . . . . . . . . . . . . . .                 $15,000                                          $15,000
                                                      =======                                          =======




                 The accompanying notes to financial statements
                          are an integral part hereof.

                                       S-2